Exhibit 1.1

MARLIN MIDSTREAM PARTNERS, LP

(a Delaware limited partnership)

[—] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: [—], 2013

MARLIN MIDSTREAM PARTNERS, LP

(a Delaware limited partnership)

[—] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[—], 2013

Stifel, Nicolaus & Company, Incorporated

Robert W. Baird & Co. Incorporated

as Representatives of the several Underwriters

c\o	Stifel, Nicolaus & Company, Incorporated

237 Park Avenue

New York, NY 10017

c\o	Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, WI 53202

Ladies and Gentlemen:

Marlin Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), confirms its agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel”), Robert W. Baird & Co. Incorporated (“Baird”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Stifel and Baird are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (the “Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [—] additional Common Units. The aforesaid [—] Common Units (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [—] Common Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

Marlin Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership. Marlin IDR Holdings, LLC, a Delaware limited liability company (“Marlin IDR Holdings”), will be the record holder of all of the Incentive Distribution Rights (as defined below) and is a wholly owned subsidiary of NuDevco Midstream Development, LLC, a Texas limited liability company (“NuDevco”). NuDevco is a wholly owned subsidiary of NuDevco Partners Holdings, LLC, a Texas limited liability company (“NuDevco Holdings”), which is a wholly owned subsidiary of NuDevco Partners, LLC, a Texas limited liability company (“NuDevco Partners”). NuDevco, the

General Partner, Marlin IDR Holdings, the Partnership, Marlin Midstream (as defined below) and Marlin Logistics (as defined below) are together referred to herein as the “Partnership Parties.” At the Closing Time (as defined below), upon consummation of the Formation Transactions (as defined below), (i) NuDevco will be the sole member of each of the General Partner and Marlin IDR Holdings, (ii) the Partnership will be the sole member of each of Marlin Midstream, LLC, a Texas limited liability company (“Marlin Midstream”) and Marlin Logistics, LLC, a Texas limited liability company (“Marlin Logistics”), and (iii) Marlin Midstream will be the sole member of each of Marlin G&P I, LLC, a Texas limited liability company (“Marlin G&P”), Turkey Creek Pipeline, LLC, a Texas limited liability company (“Turkey Creek”) and Murvaul Gas Gathering, LLC, a Texas limited liability company (“Murvaul Gas”). Marlin Logistics, Marlin Midstream, Marlin G&P, Turkey Creek and Murvaul Gas are collectively referred to herein as the “Operating Subsidiaries,” and together with the General Partner, Marlin IDR Holdings and the Partnership, as the “Partnership Entities.” The Partnership Entities and NuDevco are collectively referred to herein as the “Marlin Entities.”

It is understood and agreed to by all parties hereto that at or prior to the Closing Time, the following transactions (the “Formation Transactions”) will occur:

(a)	W. Keith Maxwell III (“Maxwell”) will convey 100% of the limited liability company interest in Spark Energy Ventures, LLC, a Texas limited liability company (“Spark Energy”), to NuDevco Partners as a capital contribution;

(b)	NuDevco Partners will convey 100% of the limited liability company interest in Spark Energy to NuDevco Holdings as a capital contribution;

(c)	Spark Energy, Maxwell, NuDevco Partners, NuDevco Holdings, NuDevco, the General Partner, Marlin IDR Holdings, the Partnership and Marlin Midstream will enter into a Contribution, Conveyance and Assumption Agreement, dated the Closing Time (the “Contribution Agreement”), pursuant to which:

(i)	Spark Energy will distribute 100% of the limited liability company interest in Marlin Midstream to NuDevco Holdings;

(ii)	Maxwell will convey 100% of the limited liability company interest in Marlin Logistics to NuDevco Partners as a capital contribution;

(iii)	NuDevco Partners will convey 100% of the limited liability company interest in Marlin Logistics to NuDevco Holdings as a capital contribution;

(iv)	NuDevco Holdings will convey 100% of the limited liability company interest in Marlin Logistics to Marlin Midstream and subsequently convey 100% of the limited liability company interest in Marlin Midstream to NuDevco as a capital contribution;

(v)	NuDevco Partners will convey 100% of the limited liability company interest in the General Partner and 98% limited partner interest in the Partnership to NuDevco Holdings as a capital contribution;

(vi)	NuDevco Holdings will convey 100% of the limited liability company interest in the General Partner and 98% limited partner interest in the Partnership to NuDevco as a capital contribution;

(vii)	Marlin Midstream will distribute its 50% undivided interest in the Monell CO2 processing plant to NuDevco;

(viii)	NuDevco will convey limited liability company interests in Marlin Midstream having a value equal to 2% of the equity value of the Partnership after the closing of the offering contemplated by this Agreement to the General Partner;

(ix)	The General Partner will convey the limited liability company interests in Marlin Midstream specified in clause (viii) to the Partnership in exchange for (A) a continuation of the General Partner’s 2% general partner interest in the Partnership and (b) the issuance of all of the Incentive Distribution Rights under the Partnership Agreement (as defined below) to the General Partner;

(x)	NuDevco will convey its remaining limited liability company interests in Marlin Midstream to the Partnership in exchange for (A) [—] Common Units representing a [—]% limited partner interest in the Partnership and (B) [—] Subordinated Units (as defined in the Partnership Agreement) representing a [—]% limited partner interest in the Partnership;

(xi)	Marlin Midstream will distribute 100% of the limited liability company interest in Marlin Logistics to the Partnership;

(xii)	the General Partner will distribute the Incentive Distribution Rights specified in clause (ix) to NuDevco; and

(xiii)	NuDevco will convey the Incentive Distribution Rights specified in clause (xii) to Marlin IDR Holdings as a capital contribution;

(d)	The Partnership will amend and restate its agreement of limited partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Partnership Agreement”)

(e)	The General Partner will amend and restate its limited liability company agreement (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “GP LLC Agreement”)

(f)	The Partnership and the General Partner will enter into an omnibus agreement (the “Omnibus Agreement”) with NuDevco and NuDevco Partners, pursuant to which, among other things, (i) NuDevco will provide the Partnership with a right of first offer on certain of NuDevco’s midstream energy assets, (ii) NuDevco and NuDevco Partners will provide certain general and administrative services to the Partnership and certain of its affiliates in support of the Partnership’s operations and various centralized corporate services, and (iii) the parties will agree to certain indemnification obligations;

(g)	Marlin Midstream and Associated Energy Services, LP, a Texas limited partnership (“AES”) will enter into a gas gathering and processing agreement (the “AES Gathering and Processing Agreement”) pursuant to which AES will pay certain fees for gathering, processing and other services;

(h)	Marlin Logistics and AES will enter into three transloading services agreements (the “AES Transloading Agreements”) pursuant to which AES will pay certain fees for the transloading of crude oil;

(i)	The public offering of the Initial Securities contemplated hereby will be consummated;

(j)	The Partnership will use the net proceeds received from the sale of the Securities as provided in the “Use of Proceeds” section of the Registration Statement (as defined below);

(k)	The Partnership, as borrower, will enter into a $50.0 million senior secured revolving credit agreement with Société Générale as administrative agent, the other agents and the lenders party thereto (the “Credit Agreement”); and

(l)	The Partnership will redeem NuDevco’s 98% limited partner interest in the Partnership and refund and distribute to NuDevco the initial contribution, in the amount of $980.

This Agreement, the AES Gathering and Processing Agreement, the AES Transloading Agreements, the Contribution Agreement, the Credit Facility and the Omnibus Agreement are referred to collectively herein as the “Transaction Agreements” and each, individually, as a “Transaction Agreement.” The Transaction Agreements and the Organizational Agreements (as defined below) are referred to collectively herein as the “Operative Agreements” and each, individually, as an “Operative Agreement.”

The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Partnership and the Underwriters agree that up to [—] Common Units of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Partnership (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Partnership solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-189645), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A

Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-[—]) under the Exchange Act to register the class of securities consisting of the Common Units.

This Agreement is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Securities from the Partnership by the Underwriters.

As used in this Agreement:

“Applicable Time” means [    :00 P./A.M.], New York City time, on [—], 2013 or such other time as agreed by the Partnership and Stifel.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the 1933 Act Regulations.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Partnership Parties. Each of the Partnership Parties, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery (each as defined in Section 2 below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of any of the Partnership Parties, contemplated. The Partnership has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Stifel expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the last paragraph under the heading “Underwriting–NASDAQ Global Market Listing,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information. The Partnership has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Testing-the-Waters Materials. The Partnership (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with entities that are qualified institutional buyers within the meaning of Rule 144A of the 1933 Act Regulations or institutions that are accredited investors within the meaning of Rule 501 of the 1933 Act Regulations and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. Except for the written Testing-the-Waters Communications previously provided to the Representatives and expressly acknowledged in writing by the Partnership to Stifel as Testing-the-Waters Communications, the Partnership has not distributed any Written Testing-the-Waters Communications.

(v) Partnership Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(vii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Partnership as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(viii) Financial Statements; Non-GAAP Financial Measures. The historical combined financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition, results of operations, member’s equity and cash flows of the Partnership at the dates and for the periods indicated; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply in all material respects with the requirements under the 1933 Act and the 1934 Act and the Commission’s rules thereunder. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected historical and pro forma financial and operating data and the summary historical and pro forma financial and operating data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements and unaudited financial statements from which they were derived. The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the applicable requirements of Regulation S-X under the 1933 Act and the Commission’s other rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and presents fairly the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The Partnership does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix) Forward-Looking Statements and Supporting Information. No forward-looking statement contained in the Registration Statement, the General Disclosure Package or the Prospectus within the coverage of Rule 175(b) of the 1933 Act Regulations, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions,” and the anticipated ratio of taxable income to distributions, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(x) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, (C) there have been no liabilities or obligations, direct or contingent, incurred by any of the Partnership Entities that are material to the Partnership Entities considered as one enterprise, (D) there has been no change in the capitalization, short-term debt or long-term debt of any of the Partnership Entities and (E) there has been no dividend or distribution of any kind declared, paid or made by the Partnership Entities on any class of equity securities.

(xi) Formation and Good Standing of Marlin Entities. Each of the Marlin Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of its jurisdiction of organization (as set forth on Schedule C hereto), and has all partnership or limited liability company power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Marlin Entities is duly qualified as a foreign partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth on Schedule C hereto), except for any failures to be so qualified or in good standing that would not result in a Material Adverse Effect. Schedule C hereto accurately sets forth the jurisdiction of organization and each jurisdiction of foreign qualification for each of the Marlin Entities.

(xii) Ownership of NuDevco. NuDevco Holdings, as the sole member of NuDevco, directly owns 100% of the issued and outstanding membership interests in NuDevco; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NuDevco (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “NuDevco LLC Agreement”) and are fully paid (to the extent required by the NuDevco LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and NuDevco Partners owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(xiii) Ownership of Marlin IDR Holdings. NuDevco, as the sole member of Marlin IDR Holdings, directly owns 100% of the issued and outstanding membership interests in Marlin IDR Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Marlin IDR Holdings (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Marlin IDR Holdings LLC Agreement”) and are fully paid (to the extent required by the Marlin IDR Holdings LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-604 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and NuDevco owns such membership interests free and clear of all Liens.

(xiv) Ownership of General Partner. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, NuDevco will be the owner of 100% of the issued and outstanding membership interests in the General Partner; such membership interests will have been duly authorized and validly issued in accordance with the GP LLC Agreement and will be fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and NuDevco will own such membership interests free and clear of all Liens.

(xv) Ownership of the General Partner Interest in the Partnership. The General Partner is, and after giving effect to the Formation Transactions, and at each Date of Delivery, will be, the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership (the “General Partner Interest”). The General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns the General Partner Interest free and clear of all Liens.

(xvi) Ownership of Sponsor Units. At the Closing Time, after giving effect to the Formation Transactions (and assuming no purchase of Option Securities by the Underwriters at the Closing Time), NuDevco will own [—] Common Units and [—] Subordinated Units (such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and NuDevco will own the Sponsor Units free and clear of all Liens.

(xvii) Ownership of Incentive Distribution Rights. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, Marlin IDR Holdings will be the record holder of all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “Incentive Distribution Rights”); such Incentive Distribution Rights will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Marlin IDR Holdings will own the Incentive Distribution Rights free and clear of all Liens.

(xviii) Ownership of Marlin Midstream. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, the Partnership will be the owner of 100% of the issued and outstanding membership interests in Marlin Midstream; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Marlin Midstream (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Marlin Midstream LLC Agreement”) and will be fully paid (to the extent required by the Marlin Midstream LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the Texas Business Organizations Code (“TBOC”)); and the Partnership will own such membership interests free and clear of all Liens.

(xix) Ownership of Marlin Logistics. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, the Partnership will be the owner of 100% of the issued and outstanding membership interests in Marlin Logistics; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Marlin Logistics (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Marlin Logistics LLC Agreement”) and will be fully paid (to the extent required by the Marlin Logistics LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and the Partnership will own such membership interests free and clear of all Liens.

(xx) Ownership of Marlin G&P. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, Marlin Midstream will be the owner of 100% of the issued and outstanding membership interests in Marlin G&P; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Marlin G&P (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Marlin G&P LLC Agreement”) and will be fully paid (to the extent required by the Marlin G&P LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Marlin Midstream will own such membership interests free and clear of all Liens, other than Liens created pursuant to the Credit Agreement.

(xxi) Ownership of Turkey Creek. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, Marlin Midstream will be the owner of 100% of the issued and outstanding membership interests in Turkey Creek; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Turkey Creek (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Turkey Creek LLC Agreement”) and will be fully paid (to the extent required by the Turkey Creek LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Marlin Midstream will own such membership interests free and clear of all Liens, other than Liens created pursuant to the Credit Agreement.

(xxii) Ownership of Murvaul Gas. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, Marlin Midstream will be the owner of 100% of the issued and outstanding membership interests in Murvaul Gas; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Murvaul Gas (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Murvaul Gas LLC Agreement”) and will be fully paid (to the extent required by the Murvaul Gas LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Marlin Midstream will own such membership interests free and clear of all Liens, other than Liens created pursuant to the Credit Agreement. The GP LLC Agreement, the Marlin IDR Holdings LLC Agreement, the Partnership Agreement, the Marlin Midstream LLC Agreement, the Marlin Logistics LLC Agreement, the Marlin G&P LLC Agreement, the Turkey Creek LLC Agreement and the Murvaul Gas LLC Agreement are referred to collectively herein as the “Organizational Agreements” and each, individually, as an “Organizational Agreement.”

(xxiii) No Other Subsidiaries. None of the Partnership Entities owns or, at the Closing Time and each Date of Delivery, after giving effect to the Formation Transactions, will own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than another Partnership Entity.

(xxiv) No Restrictions on the Operating Subsidiaries. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, the Operating Subsidiaries will not be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except as set forth in the Credit Agreement.

(xxv) Authority. Each of the Marlin Entities has the full partnership or limited liability company right, power and authority, as the case may be, necessary (A) to execute and deliver this Agreement and each of the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Operative Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken, (B) in the case of the Partnership, to issue, sell and deliver the Securities, the Sponsor Units and the Incentive Distribution Rights upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement and (C) in the case of the General Partner, to act as the general partner of the Partnership.

(xxvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xxvii) Authorization of Certain Agreements. At or before the Closing Time and each applicable Date of Delivery:

(a)	the GP LLC Agreement will have been duly authorized, executed and delivered by NuDevco and will be a valid and legally binding agreement of NuDevco, enforceable against NuDevco in accordance with its terms;

(b)	the Partnership Agreement will have been duly authorized, executed and delivered by NuDevco and the General Partner, and will be valid and legally binding agreement of NuDevco and the General Partner, enforceable against each of them in accordance with its terms;

(c)	the Marlin IDR Holdings LLC Agreement will have been duly authorized, executed and delivered by NuDevco and will be a valid and legally binding agreement of NuDevco, enforceable against NuDevco in accordance with its terms;

(d)	the Marlin Midstream LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(e)	the Marlin Logistics LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(f)	the Marlin G&P LLC Agreement has been duly authorized, executed and delivered by Marlin Midstream and is a valid and legally binding agreement of Marlin Midstream, enforceable against Marlin Midstream in accordance with its terms;

(g)	the Turkey Creek LLC Agreement has been duly authorized, executed and delivered by Marlin Midstream and is a valid and legally binding agreement of Marlin Midstream, enforceable against Marlin Midstream in accordance with its terms;

(h)	the Murvaul Gas LLC Agreement has been duly authorized, executed and delivered by Marlin Midstream and is a valid and legally binding agreement of Marlin Midstream, enforceable against Marlin Midstream in accordance with its terms;

(i)	the Contribution Agreement will have been duly authorized, executed and delivered by Maxwell, NuDevco Partners, NuDevco, the General Partner, Marlin IDR Holdings, the Partnership and Marlin Midstream and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(j)	the Omnibus Agreement will have been duly authorized, executed and delivered by NuDevco, NuDevco Partners, the General Partner and the Partnership and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(k)	the AES Gathering and Processing Agreement will have been duly authorized, executed and delivered by Marlin Midstream and AES and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(l)	the AES Transloading Agreements will have been duly authorized, executed and delivered by Marlin Midstream and AES and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

(m)	the Credit Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, and the Partnership shall be permitted thereunder to make any initial borrowings at Closing that are disclosed in the General Disclosure Package and the Prospectus;

provided, that, with respect to each Operative Agreement described in this Section 1(a)(xxvii), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such Operative Agreements may be limited by applicable laws and public policy.

(xxviii) Legal Sufficiency of Contribution Agreement. The Contribution Agreement, together with any bills of sale, conveyances and similar transfer documents relating to the transactions contemplated thereby (collectively, the “Contribution Documents”), are legally sufficient to transfer or convey to the Partnership, directly or indirectly, all of the assets and properties necessary to enable the Partnership Entities to conduct their operations in all material respects as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and described in the Registration Statement, the General Disclosure Package and the Prospectus. The Partnership Entities have directly or indirectly succeeded in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership.

(xxix) Authorization of Securities. The Securities to be purchased by the Underwriters from the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters pursuant to the Partnership Agreement and this Agreement and, when issued and delivered by the Partnership pursuant to the Partnership

Agreement and this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act); and other than the Sponsor Units and the Incentive Distribution Rights, the Securities will be the only limited partner interests of the Partnership issued and outstanding.

(xxx) Conformity of Securities to Description. The Securities, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights conform, or when issued and delivered in accordance with the terms of the Partnership Agreement will conform, in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xxxi) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the certificate of limited partnership, formation, agreement of limited partnership, limited liability company agreement or any other organizational documents (collectively, “Organizational Documents”) of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering, issuance or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(xxxii) Absence of Violations, Defaults and Conflicts. None of the Marlin Entities is (A) in violation of its Organizational Documents, (B) in violation, breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Marlin Entities is or, at the Closing Time, will be a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Marlin Entities is subject (collectively, “Agreements and Instruments”), except for any such violations, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Marlin Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect or (D) in violation of any rule or regulation of the NASDAQ Stock Market LLC, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Operative Agreements (as the case may be) and the consummation of the transactions contemplated herein and therein, including the Formation Transactions, and contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Marlin Entities pursuant to, the Agreements and Instruments (except for such violations, conflicts, breaches, defaults or Repayment Events or Liens that would not, singly or in the aggregate, result in a Material Adverse Effect and other than Liens created pursuant to the Credit Agreement), nor will such action result in (x) any violation of the provisions of the Organizational Documents of any of the Marlin Entities, (y) any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity or (z) any violation of any rule or regulation of the NASDAQ Stock Market LLC; except in the case of clause (y) and clause (z), for any such violation that would not singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Marlin Entities.

(xxxiii) Absence of Labor Dispute. No labor dispute with the employees of any of the Marlin Entities engaged in the business of the Partnership Entities exists or, to the knowledge of the Marlin Entities, is imminent, and none of the Marlin Entities are aware of any existing or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect.

(xxxiv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity or self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Stock Market LLC) now pending or, to the knowledge of any of the Partnership Parties, threatened, against any of the Marlin Entities, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, including the Formation Transactions, or the performance by the Partnership Parties of their obligations hereunder.

(xxxv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required (and the preliminary prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). Each such contract or document that is described in the Registration Statement, the General Disclosure Package or the Prospectus conforms in all material respects to the description thereof. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Marlin Entities has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement.

(xxxvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by any of the Marlin Entities of its obligations hereunder, or under any of the other Operative Agreements, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the other Operative Agreements, including the Formation Transactions, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of FINRA, (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered, (C) the filing of a Registration Statement on Form S-8 with the Commission with respect to awards under the Partnership’s incentive compensation plan and (D) for any such filing authorization, approval, consent, license, order, registration, qualification or decree that if not obtained, could not be reasonably expected to have a Material Adverse Effect or prevent or materially hinder or delay the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

(xxxvii) Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities is in compliance with the terms and conditions of all Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxviii) Title to Property. At the Closing Time, after giving effect to the Formation Transactions, the Partnership Entities will have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) arise under the Credit Agreement, (C) do not, singly or in the aggregate, materially affect the value of such property or (D) do not, singly or in the aggregate, interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which any of the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Partnership Entities has any written notice of any material claim that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of any such Partnership Entity to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxxix) Rights-of-Way. At the Closing Time, after giving effect to the Formation Transactions, the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained in, the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect, and (ii) such rights-of-way that, if not obtained, would not, singly or in the aggregate, result in a Material Adverse Effect. The Partnership Entities have, or following the consummation of the Formation Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of rights of the holder of such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.

(xl) Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xli) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release (defined below) or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) to the knowledge of the Partnership Parties, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(xlii) Review of Environmental Laws. In the ordinary course of its business, the Marlin Entities, or their consultants, conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which they identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the General Disclosure Package and the Prospectus.

(xliii) Compliance with ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations, governmental interpretations and guidance promulgated thereunder (the “Code”) of which the Partnership is also a member) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would result in a Material Adverse Effect; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (D) to the extent the Partnership or any member of its Controlled Group would have any liability with respect to a Plan that is subject to Title IV of ERISA, the fair market value of the assets of each such Plan that is subject to Title IV of ERISA (other than a “multiemployer plan”) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would result, in a Material Adverse Effect; (F) neither the Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would result in a Material Adverse Effect. No increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Partnership’s most recently completed fiscal year has occurred or is reasonably likely to occur that is expected to result in a Material Adverse Effect.

(xliv) Accounting Controls and Disclosure Controls. The Partnership Entities maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (1) since the end of the Partnership’s most recent audited fiscal year, (i) there has been no material weakness in the

Partnership Entities’ internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Partnership Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership Entities’ internal control over financial reporting, and (2) none of the Partnership Entities is aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership Entities’ internal control over financial reporting.

The Partnership Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits, or will file or submit, under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that all such information is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding disclosure. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the 1934 Act.

(xlv) Compliance with the Sarbanes-Oxley Act. The Partnership Entities have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, they will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Partnership Entities are required to comply as of the effectiveness of the Registration Statement.

(xlvi) Tax Returns. Each of the Partnership Entities has timely filed (or has obtained extensions with respect to) all foreign, federal, state and local tax returns that are required to be filed through the date hereof, except in any case in which the failure so to file would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, and has timely paid all taxes (including, without limitation, any estimated taxes) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than (a) those that are currently being contested in good faith by appropriate actions and for which adequate reserves have been established or (b) those which, if not paid, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xlvii) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by reputable companies engaged in the same or similar business, and all such insurance is in full force and effect. No Partnership Entity has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Marlin Entities has been denied any insurance coverage of a type generally maintained by companies engaged in the same or similar business as Such Marlin Entity which it has sought or for which it has applied.

(xlviii) Investment Company Act. None of the Partnership Entities is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Parties will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(xlix) Absence of Manipulation. None of the Marlin Entities, nor any of their respective directors or officers, affiliates or controlling persons, has taken, nor will any of the Marlin Entities take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(l) Foreign Corrupt Practices Act. No Marlin Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of or providing services to any Marlin Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Marlin Entities and, to the knowledge of any of the Marlin Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(li) Money Laundering Laws. The operations of each of the Marlin Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any of the Marlin Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.

(lii) OFAC. None of the Marlin Entities nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee, affiliate or representative or other person acting on behalf of or providing services to any Marlin Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(liii) USA Patriot Act. Each of the Partnership Parties acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(liv) Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, the Registration Statement, each preliminary prospectus, the Prospectus, the General Disclosure Package, any prospectus wrapper and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Partnership has not offered, or caused the Underwriters, their Affiliates (as defined below) and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of any Marlin Entity or any of their affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any Marlin Entity or any of their affiliates, or their respective businesses or products.

(lv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Marlin Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lvi) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Entities, on the other, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(lvii) No Broker’s Fees. None of the Marlin Entities or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Partnership Entities or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(lviii) Private Placement. The issuance of the Sponsor Units to NuDevco and the Incentive Distribution Rights to Marlin IDR Holdings is exempt from the registration requirements of the 1933 Act and securities laws of any state having jurisdiction with respect thereto, and none of the Marlin Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(lix) NASDAQ Listing of Common Units. The Securities have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Global Select Market.

(lx) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Date of Delivery and the completion of the distribution of the

Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 3(k), any press release or other announcement permitted by Rule 134 or Rule 135 of the 1933 Act Regulations, any Written Testing-the-Waters Communications previously provided to the Representatives and, in connection with the offer and sale of the Reserved Securities, the enrollment materials prepared on behalf of the Partnership.

(lxi) FINRA Affiliation. To the knowledge of the Partnership Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Marlin Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(lxii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Partnership Entities have obtained the written consent to the use of such data from such sources.

(lxiii) No Debt Securities. None of the Partnership Entities has any debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the 1934 Act).

(b) Officer’s Certificates. Any certificate signed by any officer of any of the Partnership Entities specified in Section 5(d) hereof and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by each of the Partnership Entities to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Common Unit set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject, in each case, to such adjustments among the Underwriters as Stifel in its sole discretion shall make to eliminate any sales or purchases of fractional Common Units.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] Common Units, at the price per Common Unit set forth in Schedule A, less an amount per Common Unit equal to any distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Stifel in its sole discretion shall make to eliminate any sales or purchases of fractional Common Units.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Stifel, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Partnership Parties. Each of the Partnership Parties, jointly and severally, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver, upon request, to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Partnership will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act and the 1934 Act Regulations as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units (including the Securities) on the NASDAQ Global Select Market.

(i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, no Marlin Entity will, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or file any registration statement under the 1933 Act with respect to any of the foregoing, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof or (D) any Common Units issued pursuant to any non-employee director equity plan or distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Common Units as may be required under Rule 463 of the 1933 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the Representatives will be deemed to have consented to each Issuer Free Writing Prospectus listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Compliance with FINRA Rules. The Partnership hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Partnership as to which persons will need to be so restricted. At the request of the Underwriters, the Partnership will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Partnership release, or seek to release, from such restrictions any of the Reserved Securities, the Partnership agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable legal expenses) they incur in connection with such release.

(m) Sales of Reserved Securities The Partnership hereby agrees that it will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered.

(n) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) any preparation, issuance and delivery of certificates for the Securities to the Underwriters, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $15,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Partnership in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership Parties and any such consultants, and 50.0% of the cost of aircraft and other transportation chartered in connection with the road show, including any aircraft owned by any officer or director of the General Partner (and the Underwriters will pay the remaining 50.0% of the cost of such aircraft or other transportation), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $20,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Select Market, (x) 50.0% of the cost of aircraft and other transportation charted in connection with any site visits by the Underwriters, including any aircraft owned by any officer or director of the General Partner (and the Underwriters will pay the remaining 50.0% of the cost of such aircraft or other transportation) and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, and stamp duties, similar taxes or duties or other taxes, if any, in connection with matters related to the Reserved Securities which are designated by the Partnership for sale to Invitees; and except as otherwise expressly provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, transfer taxes on any resale of the Common Units by any Underwriter, any advertising expenses in connection with any offers they may make and the transportation, lodging and other expenses incurred by the Underwriters on their own behalf in connection with the roadshow and other presentations to prospective purchasers of the Common Units.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(m), Section 8(a)(i) or (iii), or Section 9 hereof, the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained herein or in certificates of any officer of any of the Partnership Entities delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time or each Date of Delivery, as applicable, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of any of the Partnership Parties, contemplated; and the Partnership has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for the Partnership Parties. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Partnership Parties, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Andrews Kurth LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in Exhibit A, clauses (viii), (xvi) (solely as to preemptive or other similar rights arising by operation of law or under the governing or organizational documents of the Partnership Entities), (xvii), (xx), (xxii) (solely as to the information in the Prospectus under “Description of the Common Units”) and, the penultimate paragraph of Exhibit A hereto], and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of Texas, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Marlin Entities and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, management, unitholders’ or members’ equity, as applicable, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the chief executive officer, president or any executive vice president of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Partnership Parties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Partnership Parties has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NASDAQ Global Select Market, subject only to official notice of issuance.

(h) No Objection. FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(i) Lock-up Agreements. At or prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons and entities listed on Schedule D hereto.

(j) Formation Transactions. In connection with the sale of the Initial Securities at the Closing Time, the Formation Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus, and the Representatives shall have received such evidence that the Formation Transactions have been consummated as the Representatives may reasonably request.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Partnership Parties contained herein and the statements in any certificates furnished by any of the Partnership Parties hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for the Partnership Parties. If requested by the Representatives, the favorable opinion of Latham & Watkins LLP, counsel for the Partnership Parties, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(l) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership Parties in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, as originally filed or any amendment thereof, or any post-effective amendment thereof, any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or (ii) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically) or, in either case, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, or in any post-effective amendment thereof, any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or Marketing Materials in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the Underwriter Information.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Partnership Parties, each of the directors of the General Partner, each of the officers of the General Partner who shall have signed the Registration Statement, and each other person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any post-effective amendment thereof, any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information.

(c) In connection with the offer and sale of the Reserved Securities, the Partnership agrees to indemnify and hold harmless Morgan Stanley & Co. LLC (“Morgan Stanley”), the directors, officers, employees and agents of Morgan Stanley and each person who controls Morgan Stanley within the meaning of either the 1933 Act or the 1934 Act (the “DUP Entities”) against any losses, claims, damages, liabilities or expenses (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which it may become subject, under the 1933 Act or otherwise, insofar as such losses, claim, damages, liabilities or expenses (or actions in respect thereof) (i) arise out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Partnership for distribution to Invitees in connection with the offering of the Reserved Securities or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) are caused by the failure of any Invitees to pay for and accept delivery of Reserved Securities which have been properly confirmed for purchase by any Invitees by the end of the first business day after the date of this Agreement; or (iii) are related to, or arise out of or in connection with, the offering of the Reserved Securities, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DUP Entities.

(d) Promptly after receipt by an indemnified party under Section 6(a), 6(b), or 6(c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 6(a), shall be selected by Stifel, and in the event of indemnified parties under Section 6(c), shall be selected by Morgan Stanley. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Section 6(a), 6(b) or 6(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the parties to this Agreement contained in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 7. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of any of the Partnership Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Marlin Entities and (ii) delivery of and payment for the Securities.

SECTION 8. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, management, unitholders’ or equityholders’ equity, as applicable, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; provided, that notices to the Partnership shall be deemed to have been duly given only if delivered by registered mail to the address set forth for the Partnership below. Notices to the Underwriters shall be directed to Stifel, Nicolaus & Company, Incorporated [            ]; and Robert W. Baird & Co. Incorporated [            ]; notices to the Partnership shall be directed to Marlin Midstream GP, LLC, 2105 CityWest Blvd., Suite 100, Houston, TX 77042, attention of Executive Vice President and General Counsel.

SECTION 11. No Advisory or Fiduciary Relationship. Each of the Partnership Parties acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Partnership Parties, any of their subsidiaries or their respective equityholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any of the Partnership Parties with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Partnership Parties or any of their subsidiaries on other matters) and no Underwriter has any obligation to any of the Partnership Parties with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Partnership Parties, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Partnership Parties has consulted its own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Partnership Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Partnership Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Trial by Jury. Each of the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its equityholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 15. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership Parties in accordance with its terms.

Very truly yours,

NUDEVCO MIDSTREAM DEVELOPMENT, LLC

By
Name:
Title:

MARLIN MIDSTREAM GP, LLC

By
Name:
Title:

MARLIN IDR HOLDINGS, LLC

By
Name:
Title:

MARLIN MIDSTREAM PARTNERS, LP

By: Marlin Midstream GP, LLC, its general partner

By
Name:
Title:

MARLIN MIDSTREAM, LLC

By
Name:
Title:

MARLIN LOGISTICS, LLC

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

ROBERT W. BAIRD & CO. INCORPORATED

By:
Name:
Title:

SCHEDULE A

The initial public offering price per Common Unit for the Securities shall be $[—].

The purchase price per Common Unit for the Securities to be paid by the several Underwriters shall be $[—], being an amount equal to the initial public offering price set forth above less $[—] per Common Unit, subject to adjustment in accordance with Section 2(b) for distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Stifel, Nicolaus & Company, Incorporated
Robert W. Baird & Co. Incorporated
Janney Montgomery Scott LLC
Wunderlich Securities, Inc.
SG Americas Securities, LLC
Ladenburg Thalmann & Co. Inc.
Stephens, Inc.
Drexel Hamilton, LLC
Natixis Securities Americas LLC
Rabo Securities USA, Inc.
RB International Markets (USA) LLC
Morgan Stanley & Co. LLC

Total	[—	]

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Partnership is selling [—] common units representing limited partner interests in the Partnership.

2. The Partnership has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] Common Units.

3. The initial public offering price per Common Unit for the Securities shall be $[—].

SCHEDULE B-2

Free Writing Prospectuses

[None.]

Sch B - 1

SCHEDULE C

Jurisdictions of Formation and Foreign Qualifications

Entity	Jurisdiction of Formation	Jurisdiction(s) of Foreign Qualification

NuDevco Midstream Development, LLC	Texas	Utah, Wyoming

Marlin IDR Holdings, LLC	Delaware	N/A

Marlin Midstream Partners, LP	Delaware	N/A

Marlin Midstream GP, LLC	Delaware	N/A

Marlin Midstream, LLC	Texas	Arizona, Louisiana, Wyoming

Marlin Logistics, LLC	Texas	Utah, Wyoming

Marlin G&P, LLC	Texas	N/A

Turkey Creek Pipeline, LLC	Texas	N/A

Murvaul Gas Gathering, LLC	Texas	N/A

Sch C - 1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

William Keith Maxwell, III

Todd Gibson

Terry D. Jones

Amanda Bush

Jeremy Ham

Tom Linton

David C. Baggett

Sch D - 1

Exhibit A

FORM OF OPINION OF PARTNERSHIP PARTIES’ COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[To be provided to the Underwriters]

A-1

[Form of lock-up from directors, officers or other equityholders pursuant to Section 5(i)]

Exhibit B

—, 2013

Stifel, Nicolaus & Company, Incorporated

Robert W. Baird & Co. Incorporated

as Representatives of the several Underwriters

c\o	Stifel, Nicolaus & Company, Incorporated
237 Park Avenue
New York, NY 10017
c\o	Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, WI 53202

Re:	Proposed Public Offering by Marlin Midstream Partners, LP

Dear Sirs:

The undersigned understands that Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Robert W. Baird & Co. Incorporated (“Baird”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Marlin Midstream Partners LP, a Delaware limited partnership (the “Partnership”) providing for the public offering of common units representing limited partner interests in the Partnership (the “Common Units”). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Stifel, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a

B-1

disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Units purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature Page Follows]

B-2

Very truly yours,

Signature:

Print Name:

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